As filed with the Securities and Exchange Commission on October 21, 2003
                                                    Registration No. 333-
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________
                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

          Delaware                                    72-1409562
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                                  John H. Peper
                            Executive Vice President,
                     General Counsel and Corporate Secretary
                              Energy Partners, Ltd.
                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ___________________

                          Copies of communications to:

                               John Schuster, Esq.
                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

        Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration Statement

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               ___________________


                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                Proposed Maximum                             Amount of
                                                Amount To Be     Offering Price       Proposed Maximum     Registration
  Title of Each Class Of Securities To Be      Registered(1)      Per Share(2)       Aggregate Offering         Fee
                 Registered                                                                Price
=========================================================================================================================
Common stock, par value $0.01 per share       4,544,572 Shares        $12.03             $54,671,201        $4,422.90
=========================================================================================================================


(1) In accordance with Rule 416 of Regulation C under the Securities Act of 1933, this registration statement also covers any additional shares of common stock issued or issuable to the selling securityholders as a result of a stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee, and based, pursuant to Rule 457(c), on the average of the high and low prices of the Registrant's common stock as reported by the New York Stock Exchange on October 17, 2003, which date is within five business days prior to the initial filing date of this registration statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commision is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                              Subject to Completion
                             Dated October 21, 2003

PRELIMINARY PROSPECTUS

                              ENERGY PARTNERS, LTD.




                        4,544,572 Shares of Common Stock
                             ______________________

     Evercore Capital Partners L.P. and certain of its affiliates, the selling securityholders, are offering up to 4,544,572 shares of our common stock. The selling securityholders currently own 4,544,572 shares, or 14.1% of our common stock. These selling securityholders may include "affiliates," as defined in Rule 405 under the Securities Act of 1933, as amended.

     We expect that sales made pursuant to this prospectus will be made:

     o    in broker's transactions;

     o    in transactions directly with market makers; or

     o    in negotiated sales or otherwise.

     The selling securityholders will determine when they will sell their shares, and in all cases they will sell their shares at the prevailing market prices, at prices related to prevailing market prices or at prices negotiated at the time of the sale. We will not receive any proceeds from these sales.

     The brokers and dealers the selling securityholders utilize in selling these shares may receive compensation in the form of underwriting discounts, concessions or commissions from the sellers or purchasers of the shares. Any compensation may exceed customary commissions. The selling securityholders and the brokers and dealers they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them upon the sale of shares may be considered to be underwriting compensation.

     Our common stock is listed on the New York Stock Exchange under the symbol "EPL." The last reported sale price on October 20, 2003 was $11.62 per share.

                             ______________________

   Investing in our common stock involves risks. See "Risk Factors" on page 1.

                             ______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ______________________

This prospectus is dated , 2003.

                                TABLE OF CONTENTS

                                                                   Page
                                                                   ----

FORWARD LOOKING STATEMENTS.............................................i
RISK FACTORS...........................................................1
OUR COMPANY............................................................3
USE OF PROCEEDS........................................................3
SELLING SECURITYHOLDERS................................................4
PLAN OF DISTRIBUTION...................................................5
LEGAL MATTERS..........................................................6
EXPERTS................................................................6
WHERE YOU CAN FIND MORE INFORMATION....................................6

     You should rely only on the information contained in this document or documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                           FORWARD LOOKING STATEMENTS

     All statements other than statements of historical fact contained in this prospectus, the documents incorporated by reference in this prospectus and other written or oral statements made by us or on our behalf, are forward-looking statements. When used herein, the words "anticipates," "expects," "believes," "goals," "intends," "plans," or "projects" and similar expressions are intended to identify forward-looking statements. It is important to note that forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause our actual results to differ materially from the views, beliefs and estimates expressed or implied in such forward-looking statements. We refer you specifically to the section entitled "Risk Factors," as well as the disclosure contained in our latest annual report on Form 10-K and the other documents incorporated by reference herein. Although we believe that the assumptions on which any forward-looking statements in this prospectus and periodic reports filed by us are reasonable, no assurance can be given that such assumptions will prove correct. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference.

                                  RISK FACTORS

     You should consider carefully the following factors, as well as those discussed elsewhere in this prospectus. In addition to the factors below, please refer to the disclosure contained in our latest annual report on Form 10-K for the fiscal year ended December 31, 2002. Please read "Items 1 & 2. Business and Properties -- Regulatory Matters" and "-- Additional Factors Affecting Business" in our latest annual report for these risk factors. Please also read "Where You Can Find More Information."

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock in the public markets.

     Our largest stockholders, Evercore Capital Partners L.P. and affiliates ("Evercore"), Energy Income Fund, L.P. and Richard A. Bachmann, our chairman, president and chief executive officer, could sell a substantial number of shares of our common stock in the public market, either pursuant to exemptions afforded to affiliates under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an effective registration statement. Evercore and Energy Income Fund, L.P. together sold approximately 3,600,000 shares in a public offering in April 2003 and Evercore sold an additional 2,500,000 shares in a public offering in August 2003 and may sell all of its remaining 4,544,572 shares pursuant to this prospectus. Affiliates may sell under Rule 144 of the Securities Act the greater of 1% of the number of shares of common stock then outstanding and the average weekly trading volume of our common stock on the New York Stock Exchange during the four calendar weeks preceding the filing of a required notice of such sale. Such sales by our largest stockholders, sales by other securityholders or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of equity securities.

     Additionally, in connection with the acquisition of Hall-Houston Oil Company ("Hall-Houston"), we issued warrants and Series D exchangeable convertible preferred stock that as of September 30, 2003 can be exchanged or exercised for a total of up to approximately 8,290,000 shares of our common stock. All of the common stock underlying the warrants and Series D preferred stock are freely tradable upon resale pursuant to a prospectus filed with the Securities and Exchange Commission. Also in connection with our acquisition of Hall-Houston, we entered into an earnout agreement which, depending on the performance of the oil and natural gas properties subject to the agreement, could obligate us to issue up to $40,000,000 market value of our common stock to the participants in the agreement, and such common stock is required to be publicly registered under the agreement.

The market price of our common stock has experienced substantial volatility and may continue to do so in the future.

     Since our initial public offering in November 2000 at a price of $15.00 per share, the trading price for our common stock on the New York Stock Exchange has declined to $11.62 as of October 20, 2003. The market price of our common stock may not exceed or even remain at current levels. The following factors may have an adverse impact on the market price of our common stock:

     o lack of success in our drilling activities, including exploratory drilling;

     o    fluctuations in oil and natural gas prices;

     o    market conditions for oil and natural gas stocks;

     o    market conditions generally;

     o    governmental regulation; and

     o    fluctuations in our operating results.

Control by principal stockholder.

     Our principal stockholder, Evercore Capital Partners L.P., together with its affiliates ("Evercore"), beneficially owns approximately 14.1% of our outstanding shares of common stock and Evercore is entitled to nominate two of our nine directors. Evercore's approval is required to take a number of corporate actions, including making acquisitions, selling assets, adopting or amending capital and operating budgets, incurring indebtedness, increasing compensation, issuing our stock, declaring dividends, engaging in hedging transactions and entering joint ventures. As a result, Evercore is in a position to control or influence substantially the manner in which our business is operated and the outcome of stockholder votes on the election of directors and other matters. Our Stockholder Agreement, and Evercore's right to nominate two of our nine directors and approve such actions, terminates when Evercore and its affiliates own less than 10% of our outstanding common stock on a fully diluted basis.

Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company, which could adversely affect the market price of our common stock.

     The existence of some provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company, which could adversely affect the market price of our common stock. The provisions in our certificate of incorporation and bylaws that could delay or prevent an unsolicited change in control of our company include:

     o the board of directors' ability to issue shares of preferred stock and determine the terms of the preferred stock without securityholder approval; and

     o a prohibition on the right of securityholders to call meetings and a limitation on the right of securityholders to act by written consent and to present proposals or make nominations at securityholder meetings.

     In addition, Delaware law imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. Evercore is generally exempted from these provisions.

                                   OUR COMPANY

     We are an independent oil and natural gas exploration and production company focused on the shallow to moderate depth waters of the Gulf of Mexico Shelf. We concentrate on the Gulf of Mexico Shelf region because that area provides us with favorable geologic and economic conditions, including multiple reservoir formations, regional economies of scale, extensive infrastructure and comprehensive geologic databases. We believe that this region offers a balanced and expansive array of existing and prospective exploration, exploitation and development opportunities in both established productive horizons and deeper geologic formations. As of December 31, 2002, we had estimated proved reserves of approximately 127.0 billion cubic feet of natural gas and 26.4 million barrels of oil, or an aggregate of approximately 47.5 million barrels of oil equivalent, with a present value of estimated pre-tax future net cash flows of $608.3 million, and of estimated after-tax future net cash flows of $476.9 million based upon year-end 2002 prices and a discount rate of 10%.

     Since our incorporation in January 1998 by Richard A. Bachmann, our founder, chairman, president and chief executive officer, we have assembled a team of geoscientists and management professionals with considerable region-specific geological, geophysical, technical and operational experience. We have grown through a combination of exploration, exploitation and development drilling and multi-year, multi-well drill-to-earn programs, as well as strategic acquisitions of mature oil and natural gas fields in the Gulf of Mexico Shelf area, and in particular the acquisition of Hall-Houston in early 2002.

     Our strategy is to grow our reserves and production through a balanced investment program including low risk exploitation and development activities in and around our existing fields and moderate risk exploration activities in the shallow to moderate depth waters of the central region of the Gulf of Mexico Shelf. A limited amount of our exploration budget each year will be allocated to higher risk, higher potential exploration prospects in this region.

     Our principal executive offices are located at 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170. Our telephone number is (504) 569-1875. We also maintain a web site at www.eplweb.com which contains information about us, including links to our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and related amendments. Our web site and the information contained in it and connected to it shall not be deemed incorporated by reference into this prospectus.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the offer and sale of the shares of our common stock by the selling securityholders.

                             SELLING SECURITYHOLDERS

     We have filed a registration statement, of which this prospectus forms a part, in order to permit the selling securityholders to resell to the public up to 4,544,572 shares of our common stock.

     The following table sets forth certain information as of September 30, 2003 regarding beneficial ownership of our common stock by each selling securityholder. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities. Shares of our common stock that are issuable upon the exercise of outstanding options, warrants, conversion of preferred stock or exercise of other purchase rights are treated as outstanding for purposes of computing such selling securityholder's ownership, to the extent exercisable or convertible within sixty days of the date of this prospectus, but are not deemed outstanding for purposes of computing the ownership of any other selling securityholder.


                                                                         Number of
                                                                           Shares
                                         Shares Beneficially Owned      Which May Be     Shares Beneficially Owned
                                           Prior to the Offering          Offered              After Offering
                                        ----------------------------   -------------    ---------------------------
Name                                      Number          Percent                          Number       Percent
----                                      ------          -------                          ------       -------

Evercore Capital Partners L.P.(1)       2,976,468            9.3%      2,976,468                --          --
Evercore Capital Offshore Partners        786,397            2.4%        786,397                --          --
   L.P.(1)
Evercore Capital Partners (NQ)            717,017            2.2%        717,017                --          --
   L.P.(1)
Evercore Co-Investment Partnership         64,690               *         64,690                --          --
   L.P.(1)
All selling stockholders, as a          4,544,572           14.1%      4,544,572                --          --
   group

------------------------


* Represents beneficial ownership of less than 1%.

(1) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003, as adjusted for the April and August 2003 offerings of shares of our common stock by Evercore. The address of Evercore is 65 East 55th Street, 33rd Floor, New York, New York 10022.

     Evercore Partners L.L.C. is the general partner of the first three Evercore entities listed above and has sole voting and dispositive power of their shares. Evercore Co-Investment G.P. L.L.C. is the general partner of Evercore Co-Investment Partnership L.P. and has sole voting and dispositive power with respect to its shares. Two of our directors, Mr. Austin M. Beutner and Mr. William O. Hiltz, are principals of Evercore and disclaim beneficial ownership of shares of our common stock owned by Evercore. Additionally, Mr. Hiltz acquired 150,000 shares of our common stock prior to joining Evercore and prior to Evercore's investment in us. Mr. Hiltz sold 30,000 of these shares in our April 2003 stock offering. Evercore disclaims beneficial ownership of these shares of common stock owned by Mr. Hiltz.

                              PLAN OF DISTRIBUTION

     The selling securityholders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time to time by the selling securityholders or by permitted pledgees, donees, transferees or other permitted successors in interest. Such sales by the selling securityholders may be made in any of the following manners:

     o on the New York Stock Exchange in transactions pursuant to and in accordance with the rules of such exchange;

     o    in the over-the-counter market;

     o    in public or privately negotiated transactions;

     o    in transactions involving principals or brokers;

     o    in a combination of such methods of sale; or

     o    any other lawful methods.

     Although sales of the shares are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

     In offering the shares covered by this prospectus, each of the selling securityholders and any broker-dealers who sell the shares for the selling securityholders may be "underwriters" within the meaning of the Securities Act, and any profits realized by such selling securityholders and the compensation of such broker-dealers may be underwriting discounts and commissions.

     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling securityholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

     Each of the selling securityholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling securityholder and any broker-dealer or agent.

     To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling securityholders, will be set forth in a prospectus supplement.

     The expenses of preparing and filing this prospectus and the related registration statement with the Securities and Exchange Commission will be paid entirely by us. Shares of common stock covered by this prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this prospectus. The selling securityholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 10b-5 thereunder.

     Neither we nor the selling securityholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling securityholders on account of their sales of the shares from time to time.

     The aggregate maximum compensation that members of the NASD or independent broker-dealers will receive in connection with the sale of any securities pursuant to this prospectus and the registration statement of which it forms a part will not be greater than 8% of the gross proceeds of such sale.

                                  LEGAL MATTERS

     Certain legal matters with respect to the common stock offered hereby will be passed upon by Cahill Gordon & Reindel LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Energy Partners, Ltd. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2001 consolidated financial statements refers to a change in the method of accounting for derivative instruments and hedging activities.

     The estimated reserve data of Netherland, Sewell & Associates, Inc. and Ryder Scott Company, L.P., independent petroleum engineering consultants, incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been incorporated by reference in reliance on the authority of said firms as experts in petroleum engineering.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission under the Securities Act a registration statement on Form S-3 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits that are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits to the prospectus, copies of which may be inspected without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the Commission at prescribed rates. Information on the public reference facilities may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information that is filed through the Commission's EDGAR System. The web site can be accessed at www.sec.gov. Our common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning us can be inspected at the offices of the Exchange at 20 Broad Street, New York, New York 10005.

     We "incorporate by reference" information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and more recent information automatically updates and supersedes more dated information contained or incorporated by reference in this prospectus. Our Commission file number is 001-16179.

     We have previously filed the following documents with the Commission and incorporate them by reference into this prospectus:

     o our annual report on Form 10-K for the fiscal year ended December 31, 2002;

     o our quarterly report on Form 10-Q for the quarter ended March 31, 2003;

     o    our quarterly report on Form 10-Q for the quarter ended June 30, 2003;

     o our current reports on Form 8-K filed and/or furnished on March 17, April 3, July 3 and August 8, 2003 (excluding in each case any information furnised under "Item 9" or "Item 12" in such report and excluding exhibits filed or furnised under such Items, which are not incorporated by reference into this prospectus); and

     o the description of our common stock contained in our registration statement on Form S-3 filed on March 14, 2003, as amended by the Company's amended and restated by-laws filed as Exhibit 3.1 to the Company's current report on Form 8-K filed on April 3, 2003.

     All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 9 or Item 12 on any current report on Form 8-K), prior to the sale of the shares of common stock offered by this prospectus or prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and a part of this prospectus from the date such documents are filed. Also, all such documents filed by us after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall also be deemed incorporated by reference and a part of this prospectus from the date such documents are filed.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this prospectus (not including exhibits to such incorporated information that are not specifically incorporated by reference into such information). Requests for such copies should be directed to us at the following address: Energy Partners, Ltd., 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attention:
Corporate Secretary, telephone number: (504) 569-1875.

================================================================================







                              Energy Partners, Ltd.












                            _________________________

                                   PROSPECTUS
                            _________________________

















                        4,544,572 Shares of Common Stock






                                                              , 2003


================================================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Energy Partners, Ltd. ("EPL") estimates that expenses in connection with the distribution described in this registration statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the selling securityholders and any discounts or commissions payable with respect to sales of the shares, will be paid by EPL.

         SEC registration fee...................           $    4,423
         Printing expenses......................               15,000
         Accounting fees and expenses...........               25,000
         Legal fees and expenses................               25,000
         Miscellaneous..........................               10,577
                                                           ----------
         Total..................................           $   80,000
                                                           ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

General Corporation Law

     EPL is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended, inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under Section 145.

Certificate of Incorporation and By-laws

     EPL's certificate of incorporation provides for the indemnification of directors, officers, employees and agents to the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended. Article VIII of EPL's by-laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, EPL's by-laws provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of EPL, or is or was serving at the request of EPL as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. EPL's by-laws also provide that it may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers. All of EPL's directors and officers will be covered by insurance policies maintained by EPL against some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

     The exhibits to this registration statement are listed in the Exhibit Index on page II-6 of this registration statement, which index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

               Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on October 21, 2003.

                           ENERGY PARTNERS, LTD.


                           By: /s/ Richard A. Bachmann
                               -----------------------------------------------
                               Richard A. Bachmann
                               Chairman, President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                        Title                               Date
                 ---------                                        -----                               ----

/s/ Richard A. Bachmann                          Chairman, President and Chief Executive        October 21, 2003
----------------------------------                 Officer (Principal Executive Officer)
         Richard A. Bachmann

/s/ Suzanne V. Baer                              Executive Vice President and Chief             October 21, 2003
----------------------------------                 Financial Officer (Principal Financial
         Suzanne V. Baer                           and Accounting Officer)

/s/ Austin M. Beutner                                            Director                       October 21, 2003
----------------------------------
         Austin M. Beutner

/s/ John C. Bumgarner, Jr.                                       Director                       October 21, 2003
----------------------------------
         John C. Bumgarner, Jr.

/s/ Jerry D. Carlisle                                            Director                       October 21, 2003
----------------------------------
         Jerry D. Carlisle

/s/ Harold D. Carter                                             Director                       October 21, 2003
----------------------------------
         Harold D. Carter

/s/ Robert D. Gershen                                            Director                       October 21, 2003
----------------------------------
         Robert D. Gershen

/s/ Gary L. Hall                                                 Director                       October 21, 2003
----------------------------------
         Gary L. Hall



                                      II-4

                 Signature                                        Title                               Date
                 ---------                                        -----                               ----


/s/ William O. Hiltz                                             Director                       October 21, 2003
----------------------------------
         William O. Hiltz

/s/ Eamon M. Kelly                                               Director                       October 21, 2003
----------------------------------
         Eamon M. Kelly

/s/ John G. Phillips                                             Director                       October 17, 2003
----------------------------------
         John G. Phillips


                                  EXHIBIT INDEX

    EXHIBIT NO.              EXHIBIT

          4.1 Amended and Restated Stockholder Agreement dated as of March 17, 2003 (incorporated herein by reference to the Form 8-K of the Registrant filed with the Commission on April 3, 2003).

          4.2 Registration Rights Agreement by and between Energy Partners, Ltd., Evercore Capital Partners L.P., Evercore Capital Partners
               (NQ) L.P., Evercore Capital Offshore Partners L.P., Energy Income Fund, L.P. and the Individual Shareholders of the Registrant signatories thereto dated as of November 17, 1999 (incorporated herein by reference to Amendment No. 1 to the Form S-1 Registration Statement (No. 333-42876) of the Registrant filed with the Commission on September 21, 2000).

          5.1 Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered.

          23.1 Consent of KPMG LLP.

          23.2 Consent of Netherland, Sewell & Associates, Inc.

          23.3 Consent of Ryder Scott Company, L.P.

          23.4 Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1).

          24.1 Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain officers and directors of Energy Partners, Ltd. (included on the signature page to this registration statement).

                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF CAHILL GORDON & REINDEL LLP]







                                October 21, 2003




                                                                  (212) 701-3000

Energy Partners, Ltd.
201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170

                            Re: Energy Partners, Ltd.

Ladies and Gentlemen:

     We have acted as counsel to Energy Partners, Ltd., a Delaware corporation (the "Company"), in connection with the Form S-3 Registration Statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Act"), 4,544,572 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), held by Evercore Capital Partners L.P. and certain of its affiliates (the "Evercore Shares").

     In rendering the opinion set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based upon the foregoing, we advise you that in our opinion, the Evercore Shares are duly and validly issued, fully paid and non-assessable.

     In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and the judicial decisions interpreting these laws, and the federal laws of the United States of America.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,
                                  /s/ CAHILL GORDON & REINDEL LLP

                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent




The Board of Directors
Energy Partners, Ltd.:

We consent to the use of our reports dated February 3, 2003, with respect to the consolidated balance sheets of Energy Partners, Ltd. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

                                                    /s/ KPMG LLP

New Orleans, Louisiana
October 20, 2003

                                                                    EXHIBIT 23.2


            Consent of Independent Petroleum Engineers and Geologists


We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-3 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about October 20, 2003. We also consent to the use of our name therein and the inclusion of or reference to our reports effective January 1, 2001, January 1, 2002, and January 1, 2003 in the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.

                                Netherland, Sewell & Associates, Inc.

                                By:  /s/ Frederic D. Sewell
                                     ----------------------------------
                                         Frederic D. Sewell
                                         Chairman and Chief Executive Officer

Dallas, Texas
October 17, 2003

                                                                    EXHIBIT 23.3



            Consent of Independent Petroleum Engineers and Geologists


We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2002 in the Energy Partners, Ltd. Registration Statement on Form S-3 and related prospectus.

                                             /s/ RYDER SCOTT COMPANY, L.P.

Houston, Texas
October 20, 2003